EX-99.(Q)

GOLDMAN SACHS TRUST II

Power of Attorney

Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints James A. McNamara, Caroline L. Kraus, Joseph F. DiMaria, Robert Griffith and Shane Shannon, jointly and severally, and each of them, his or her true and lawful attorneys-in-fact and agents, each with power and authority of substitution and resubstitution, for him or her in any and all capacities to sign the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of Goldman Sachs Trust II and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other instruments or documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date

/s/ James A. McNamara James A. McNamara	President (Chief Executive Officer) and Trustee	November 29, 2023

/s/ Joseph F. DiMaria Joseph F. DiMaria	Treasurer, Principal Financial Officer and Principal Accounting Officer	November 29, 2023

/s/ Gregory G. Weaver Gregory G. Weaver	Chair and Trustee	December 13, 2023

/s/ Cheryl K. Beebe Cheryl K. Beebe	Trustee	November 29, 2023

/s/ Dwight L. Bush Dwight L. Bush	Trustee	December 13, 2023

/s/ Kathryn A. Cassidy Kathryn A. Cassidy	Trustee	December 13, 2023

/s/ John G. Chou John G. Chou	Trustee	December 13, 2023

/s/ Joaquin Delgado Joaquin Delgado	Trustee	December 13, 2023

/s/ Eileen H. Dowling Eileen H. Dowling	Trustee	December 13, 2023

/s/ Lawrence Hughes Lawrence Hughes	Trustee	November 29, 2023

/s/ John F. Killian John F. Killian	Trustee	November 29, 2023

/s/ Steven D. Krichmar Steven D. Krichmar	Trustee	November 29, 2023

/s/ Michael Latham Michael Latham	Trustee	November 29, 2023

/s/ Lawrence W. Stranghoener Lawrence W. Stranghoener	Trustee	November 29, 2023

/s/ Paul C. Wirth Paul C. Wirth	Trustee	December 13, 2023